Exhibit 10.1













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                            STOCK PURCHASE AGREEMENT

                                     Between

                               TREZAC CORPORATION
                              (a Texas Corporation)

                                       and

                                  MILLAGRO SRL.
                            (a Moldovan Corporation)




                          Dated as of January 22, 2003




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          STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 22,
2003, between Millagro SRL of, MD-3003, Soroca, mun Soroca, str. Budde Feofania,
15. Republic of Moldova (a Moldova corporation) and the shareholders of Millagro SRL. (collectively referred to as "Seller"), and Trezac Corp., (a Texas Corporation), at 20500 Meeting Street, Boca Raton, Florida 33434 ("Purchaser"or "Company").

         WHEREAS, subject to the terms and conditions set forth in this Agreement in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), the Seller desires to sell to and the Purchaser desires to purchase from the Seller 100% of the ownership interest of Millagro SRL (the "Common Stock"), as more fully described in this Agreement.
         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Seller and the Purchaser agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE
         1.1      The Closing
                  (a) The Closing. Subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Purchaser one hundred percent of all of the common shares (sometimes referred to as the "Securities") of Millagro SRL (a Moldovan Corp.) and the Purchaser shall purchase from the Seller one hundred percent of the ownership interests of Millagro SRL in exchange for the US Dollar value of 2.5 times (two and one half times) Millagro SRL's audited cash revenues for 2001, (the "Purchase Price") in Rule 144 restricted shares of common stock of Purchaser as priced according to the previous five day average closing price of TRZC common stock as reported on the Over The Counter Bulletin Board on the day of the Closing ("the Investment Shares"). The closing of the purchase and sale of the Common Stock (the "Closing") shall take place at the offices of Feingold & Kam, LLC., Attorneys at Law ("Feingold & Kam"). The date of the Closing is hereinafter referred to as the "Closing Date."

                  The Closing Date shall mean Five (5) days after receipt of all due diligence files and materials in a format satisfactory to Purchaser, as well as satisfaction of all contingencies and the requirements listed in paragraphs
1.1 (a) (b) (c) and 1, 2, 3 below.

                  (b) Contingency to the Closing -Millagro SRL Audit and Acid Test 2001. Subject to the terms and conditions set forth in this Agreement, the Seller shall furnish the Purchaser with an Acid test for the 2001 Audit, prepared in accordance with US GAAP provisions. The Purchaser is prepared to purchase at the Purchase Price, 100% of the Sellers stock based on fiscal 2001 revenues of $3,304,025 and assets of $3,960,381

                  (c) Contingencies to the Closing - Millagro SRL Audit 2002. Subject to the terms and conditions set forth in this Agreement, the Seller shall furnish the Purchaser with Millagro SRL's 2002 Audited financials, prepared in accordance with US GAAP provisions. The Purchaser is prepared to purchase at the Purchase Price, 100% of the Sellers stock based on fiscal 2002 revenues of +/- ten percent (10%) of 2001 and assets of no less than reported in 2001, net of adjustments for depreciation and/ or mutually agreed upon sales of assets or acquisitions.

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           1.  On or before the Closing Date, the parties shall deliver or shall cause to be delivered the following:
                           (a) One Hundred Percent ownership interests of Millagro SRL which shall be effected by this Stock Purchase Agreement upon the Closing and all of the conditions of this Agreement.
                           (b) Purchaser will deliver to Feingold & Kam Fifteen million (15,000,000) shares of TRZC stock.
          2. The Investment Shares shall be delivered to Feingold & Kam, who shall act as escrow agent in this transaction in addition to acting as legal counsel to Seller
          3. All remaining unissued ownership interests, stock, scrip, warrants, options, or preferred stock of Millagro SRL shall be cancelled forthwith.

                  (d) Attorney's Fees- Upon Closing of this Agreement, Purchaser will deliver to Feingold & Kam, LLC 40,000 shares of free trading Trezac Corp. common stock for a portion of legal services already earned and incurred as of the date of this Agreement. The first $50,000 (Fifty Thousand) of funds raised for the subsidiary shall be deposited with Feingold & Kam, LLC and shall be held in escrow with Feingold & Kam, LLC and used by Feingold & Kam, LLC towards the satisfaction of outstanding attorneys fees owed to Feingold & Kam, LLC.

                  (e) On or before the Closing Date, in addition to providing due diligence files satisfactory to the Seller, the Purchaser shall provide legally sufficient documents to Feingold & Kam evidencing that Trezac Corp. has held a shareholder's meeting approving and executing the following:
                               (1) the purchase of 100% of the ownership interests of Millagro SRL by Trezac Corp. and the issuance of the Investment shares of 144 restricted common stock to be made payable to Mr. Iurie Bordian (95% of Investment shares) and Mrs. Iulia Bordian (5% of Investment shares). An allocation of 15% (fifteen percent) of the shares will be retained in escrow for a one year period from the date of this Agreement as a fund for any contingencies that may arise as a result of this Agreement due to any outstanding liabilities that may be asserted during said time period.
                               (2) approved a resolution to indemnify Lulia
                               Bordian and Iurie Bordian personally from any liabilities of Trezac Corp.
                               (3) authorized and provided all necessary documents to evidence the creation of the subsidiary Acquis Europa Corporation (a Texas Corporation), booked a name change, booked a symbol change and booked a CUSIP change.
                               (4) obtained a resignation of all the current board of directors except Paul Taylor.
                               o The appointment of Octavian Chiriac as
                                 Director,
                               o The appointment of Iurie Bordian as CFO and
                                 Director.

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                               o The appointment of Esper Gullatt, Jr. as
                                 Director.
                               o The appointment of Serguei Melnik as Director.
                               o Paul Taylor remains Chairman and CEO &
                                 President.
                               (5) documentation proving the approval of the voting majority of shareholders legally necessary to approve this transaction have been obtained.
                               (6) a letter acceptable to the Seller from an Officer of the Purchaser stating that this transaction is authorized, legal and valid.
                               (7) A Form 8k to be filed with the SEC to reflect this transaction filed by counsel for the Purchaser
                               (8) Upon satisfaction of (iv) below, Trezac will approve a resolution indemnifying and holding harmless Millagro Corp,. Octavian Chiriac, Iulia Bordian, Iurie Bordian, Serguei Melnik from any legal action brought by any third party as may be reasonably requested by Seller.
                               (9) Provided an executed stock purchase agreement wherein One Million U.S. dollars will be raised on a "best efforts" basis into Trezac Corp within 6 months of the Closing of this Agreement according to the following cumulative schedule:
                                 o $333,000 aggregate within 4 months,
                                 o $666,000 aggregate within 5 months and
                                 o $1,000,000 aggregate within 6 months.
                               A minimum of 50% of said One million dollars will be exclusively dedicated and used for the operating expenses and working capital of the Subsidiary.
                               (10)13D or appropriate filings to the SEC by new shareholders reflecting their stock positions.

                  (f) On or before Closing, the Seller shall provide the necessary documents to prove that Seller has spun itself off entirely from Emerging Markets Corporation and that no assets or liabilities, equity or debt of any kind remain encumbered between Emerging Markets Corporation and Millagro SRL.

                  (g) Feingold & Kam shall act as escrow agent and upon its receipt and verification of the requirements set forth in this Agreement, Feingold & Kam shall release the Common Stock to the Purchaser and the Investment Shares to the Seller and retain the Holdback of shares 15% for the previously mentioned One Year period.

                  Notwithstanding any other provision in this agreement, the Company will dedicate a minmum of fifty percent (50%) of the One million dollars raised under "best efforts" conditions

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                  into the Subsidiary according to the schedule in paragraph 9 above. In the event that funds are not raised in timely fashion, and under the sole and absolute discretion of Mr. Iurie Bordian, the Ownership Interests in Millagro SRL purchased by Purchaser pursuant to this Agreement shall be returned to the Shareholders of Millagro SRL in exchange for the 144 Investment Shares purchased by Seller according to the following schedule:

                    o Upon fourth month post the date of the Closing, if the
                      Company has not raised an aggregate of $166,500 gross for the subsidiary, the Company will exchange the corresponding percentage of Millagro SRL ownership interests back to the Seller in exchange for the 144 Investment Shares in proportion to the actual monies raised for the subsidiary as a percentage of the $333,000 divided by 50% to be raised under "best efforts".

                    o Upon fifth month post the date of the Closing, if the
                      Company has not raised an aggregate of $333,000 gross for the subsidiary, the Company will exchange the corresponding percentage of Millagro SRL ownership interests back to the Seller in exchange for the 144 Investment Shares in proportion to the actual monies raised for the subsidiary as a percentage of the $666,000 divided by 50% to be raised under "best efforts".

                    o Upon sixth month post the date of the Closing, if the
                      Company has not raised an aggregate of $500,000 gross for the subsidiary, the Company will exchange the corresponding percentage of Millagro SRL ownership interests back to the Seller in exchange for the 144 Investment Shares in proportion to the actual monies raised for the subsidiary as a percentage of the $1,000,000 divided by 50% to be raised under "best efforts".

1.2      Defined Terms.  Intentionally Omitted.




                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchasers:


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                  (a) Organization and Qualification. Such Seller is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the documents related to this transaction (the "Transaction Documents") and otherwise to carry out its obligations thereunder. The purchase by such Seller of the Securities hereunder has been duly authorized by all necessary action on the part of such Seller. This Agreement has been duly executed by such Seller, and when delivered by such Seller in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Seller, enforceable against it in accordance with its terms.

                  (b) Authorization; Enforcement. The Seller has the requisite power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Seller and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Seller and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms. Neither the Seller nor any related entity is in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

                  (c) Capitalization. The number of authorized, issued and outstanding capital stock of the Seller is accurately set forth in the filings of the Seller and all of said stock is being transferred to Purchaser via this transaction, or, if it is not, then the Seller has attached hereto as Exhibit A the accurate information. Any remaining stock, warrants, options, scrip or derivatives of any kind, or preferred shares unissued will be cancelled and or returned to the Company's treasury upon the closing of this agreement.
                  As disclosed in Exhibit A, the Seller owns all of the Ownership Interests of Millagro SRL. No shares of Common Stock or Ownership Interests are entitled to preemptive or similar rights, nor is any holder of the securities of the Seller or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with the Seller or any Subsidiary by virtue of any of the Transaction Documents.
                  As disclosed in Exhibit A, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company, the Seller or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. This Agreement will not obligate the Seller to issue shares of Common Stock or other securities to any Person other than the Purchasers and will not result in a right of any holder of Seller`s securities to adjust the exercise or conversion or reset price under such securities.

                  (d) Issuance of this Agreement. The Seller will have (and will, at all times while this Agreement is outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the Purchaser, to enable it to perform its obligations under this Agreement.

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                  (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Seller's or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or Subsidiary debt or otherwise) or other understanding to which the Seller or any Subsidiary is a party or by which any property or asset of the Seller or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Seller or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Seller or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Seller is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.


                   (f)      Intentionally Omitted

                   (f) No Default or Violation. Neither the Seller, Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller, Company or any Subsidiary under), nor has the Seller, Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.


                  (g) Private Offering. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Seller, Company nor any Person acting on its behalf has taken or is contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

                  (l)      Intentionally omitted

                  (h) Exclusivity. The Seller shall not issue or sell securities to any Person other than the Purchasers without the specific prior written consent of the Purchasers.

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                  (i)  Seniority.  No indebtedness of the Seller is senior to the Securities in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

                  (p-s)    Intentionally omitted

                  (j) Title. The Seller and the Subsidiaries have good and marketable title in fee simple to all real property owned by them which is material to the business of the Seller and its Subsidiaries and good and marketable title in all personal property owned by them which is material to the business of the Seller and its Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Seller and its Subsidiaries. Any real property and facilities held under lease by the Seller and its Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Seller and its Subsidiaries are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Seller and its Subsidiaries.

                  (v) Labor Relations. No material labor problem exists or, to the knowledge of the Seller, is imminent with respect to any of the employees of the Seller.

                  (w)      Intentionally omitted

                  (x) Solvency. Based on the financial condition of the Seller as of the Closing Date, (i) the Seller's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Seller's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Seller's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Seller, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Seller, together with the proceeds the Seller would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Seller does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         2.2 Representations and Warranties of the Purchasers. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Seller as follows:

                  (a) Organization; Authority. The Purchaser is an individual or a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Purchaser is duly qualified to do business and is in good standing as a US Corporation or other entity in each jurisdiction in which

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the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities or any of this Agreement or documents required by this Agreement (collectively, the "Transaction Documents"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the company whose stock is being purchased under this Agreement (the "Company"), or (z) adversely impair the Purchaser's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "Material Adverse Effect").

                  (b) Intent. Such Purchaser is acquiring the Ownership Interests as principal for its own account and not with a view to act as a statutory underwriter, without prejudice, however, to such Purchaser's right, to sell or otherwise dispose of all or any part of such Securities. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

                  (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

                  (e) Ability of such Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (f) Access to Information. Such Purchaser acknowledges that it has reviewed Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Seller concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Seller and the Seller's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Seller possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

                  (g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.


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                  (h) Reliance. Such Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                   (i) SEC Documents; Financial Statements. The Purchaser has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Purchaser was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement, the "Disclosure Materials") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Purchaser is a party or to which the property or assets of the Purchaser are subject have been filed as exhibits to the SEC Documents as required under the Exchange Act. The financial statements of the Purchaser included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved United States of America Generally Accepted Accounting Principles ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Purchaser and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since the date of this Agreement, except as specifically disclosed in the SEC Documents,
                  (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect,
                  (b) the Purchaser has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Purchaser's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission,
                  (c) the Purchaser has not altered its method of accounting or the identity of its auditors and,
                  (d) the Purchaser has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

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                  (j)      Listing and Maintenance Requirements.  The Purchaser
is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all SEC 12g status listing and maintenance requirements.

                  (k) Patents and Trademarks. The Purchaser and its Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Purchaser nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Purchaser or its Subsidiaries violates or infringes upon the rights of any Person. To the best knowledge of the Purchaser, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

                  (l) Registration Rights; Rights of Participation A revised SB2 filing will be filed with the SEC post the acquisition of Millagro SRL and all forthcoming 2002 audit issues are past.

                  (m) Regulatory Permits. The Purchaser and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in its SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (n) No Default or Violation. Neither the Seller, Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Seller, Company or any Subsidiary under), nor has the Seller, Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i), (ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

                  (o) Capitalization. The number of authorized, issued and outstanding ownership interests of Millagro SRL is accurately set forth in the as disclosed in Exhibit A.
                  As disclosed in Exhibit A, there are no outstanding options, warrants, scrip, or rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, ownership interests or contracts, commitments, understandings, or arrangements by which the Purchaser is, or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock.

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

                  This Agreement will not obligate the Purchaser to issue shares of Common Stock or other securities to any Person other than the Sellers (except for those securities contemplated by the raising of the one million dollars referenced in Paragraph 1.1(a)(iii)(b) and will not result in a right of any holder of Purchaser`s securities to adjust the exercise or conversion or reset price under such securities.

                  (p) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Purchaser or any Subsidiary's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or Subsidiary debt or otherwise) or other understanding to which the Purchaser or any Subsidiary is a party or by which any property or asset of the Purchaser or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Purchaser or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Purchaser is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

                  (q) Filings, Consents and Approvals. Neither the Purchaser, nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents, other than (i) the filings required pursuant to
Section 3.10, (ii) applicable Blue Sky filings, and (iii) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the items described in clauses (i)-(iii) are collectively, the "Required Approvals").

                  (r) Litigation; Proceedings. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of its Subsidiaries or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Purchaser, nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Purchaser does not have pending before the Commission any request for confidential treatment of information and the Purchaser has no knowledge of any expected such request that would be made prior to the Closing Date. There has not been, and to the best of the Purchaser's knowledge there is not pending or contemplated, any investigation by the Commission involving the Purchaser or any current or former director or officer of the Purchaser.

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

                  (s) Investment Company. The Purchaser is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (t) Certain Fees. No fees or commissions will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Sellers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Sellers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against any and all claims, losses, damages, costs(including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, and expenses are incurred).


                  (x) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and project capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

                  The Seller and Purchaser acknowledge and agree that no party makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 Transfer Restrictions. (a) Securities which have been transferred pursuant to this Agreement and which contain a restrictive legend may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. In

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connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, the Company, without requiring a legal opinion as described in the immediately preceding sentence, hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by a Purchaser to an Affiliate of such Purchaser or to one or more funds or managed accounts under common management with such Purchaser, and any transfer among any such Affiliates or one or more funds or managed accounts, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) The Purchasers agree to the imprinting on any non-free trading stock that has been purchased, so long as is required by this Section 3.1(b), of the following legend on the Securities:


                  NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

                  The Shares shall not contain the legend set forth above nor any other legend if the issuance of the Shares occurs at any time while the Shares received are free trading, a Shares Registration Statement is effective under the Securities Act or the holder of any such security is relying on Rule 144 promulgated under the Securities Act ("Rule 144") in connection with the resale of such Shares or in the event there is not an effective Shares Registration Statement at such time and Rule 144 is not then available if, in the opinion of counsel to the Company, such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).
                  The Seller shall permit Purchasers Counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Shares Registration Statement is declared effective by the Commission (the "Effective Date").
                  The Seller agrees that in the event any Shares are issued with a legend in accordance with this Section 3.1(b), it will, within three (3) Trading Days after request therefore by a Purchaser, provide such Purchaser with a certificate or certificates representing such Shares, free from such legend at such time as such legend would not have been required under this Section 3.1(b) had such issuance occurred on the date of such request. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

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

         3.2 Acknowledgment of Dilution. The Purchaser acknowledges that the issuance of the Shares, will result in dilution of the outstanding shares of common stock, which dilution may be substantial under certain market conditions. The Seller further acknowledges that its obligation to issue Shares in accordance with this Agreement, is unconditional and absolute, subject to the limitations set forth herein, regardless of the effect of any such dilution.

         3.3 Furnishing of Information. As long as the Purchasers own Securities, the Seller agrees to help the Company to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to
Section 13(a) or 15(d) of the Exchange Act, to the extent the Seller's assistance is needed. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Seller further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Shares free of all restrictive legends and to subsequently sell Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Integration. The Seller shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         3.5 Reservation and Listing of Underlying Shares. (a) The Purchaser shall make sure that the Company shall (i) in the time and manner required by any national securities exchange, market, trading or quotation facility on which the common stock is then traded, prepare and file with such national securities exchange, market, trading or quotation facility on which the common stock is then traded an additional shares listing application covering a number of shares of common stock which is not less than the Shares, (ii) take all steps necessary to cause such shares of common stock to be approved for listing on any such national securities exchange, market or trading or quotation facility on which the common stock is then listed as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its common stock thereon.

                  (b) The Seller shall make sure that the Company shall maintain a reserve of shares of common stock for issuance, respectively in accordance with this Agreement, in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

         3.6 Certain Securities Laws Disclosures; Publicity. The Purchaser shall make sure that, if legally required, the Company shall: (i) on the Closing Date, issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act.

         3.7      Non-Disclosure of Non-Public Information.
                  ----------------------------------------

                  (a) The Purchaser represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts. Notwithstanding the foregoing or anything herein to the contrary, the Purchaser will immediately notify the Seller of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein in light of the circumstances in which they were made, not misleading.

         3.8 Transfer of Intellectual Property Rights. Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Purchaser shall make sure that the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.


         3.9      Intentionally omitted

         3.10 Reimbursement. If any Seller becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement, the Purchaser will reimburse such Seller for its reasonable legal and other expenses (including, but not limited to, the cost of any investigation, preparation or travel) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Purchaser under this paragraph shall be in addition to any liability which the Purchaser may otherwise have, and shall extend upon the same terms and conditions to any affiliates of the Sellers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Sellers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Sellers and any such affiliate and any such Person. The Purchaser also agrees that neither the Seller nor any such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Purchaser, Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement. The Purchaser shall also be responsible for the payment of all attorneys fees, costs and escrow agent fees incurred by the Seller with regards to this transaction and the security deposit stock may be used and sold to pay for the attorneys fees, costs and escrow agent fees of this transaction via the attorneys of the Seller/escrow agent selling that number of shares of the security deposit stock as necessary to pay for the attorneys fees as they are incurred and the attorney of the Seller/escrow agent is specifically authorized to do so.

         3.11 Shareholder Rights Plan. No claim will be made or enforced by the Purchaser or any other Person that any Seller is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Seller could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or shares of Common Stock under the Transaction Documents.


                                   ARTICLE IV
MISCELLANEOUS

         4.1 Fees and Expenses. Seller's legal counsel shall also have the right to obtain the payment of fees through the sale of the stock held in escrow by Feingold & Kam, if necessary. The amount contemplated by the immediately preceding sentence shall be retained by the Seller's counsel and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Purchaser shall pay all filing fees, edgarizing fees, stamp and other taxes and duties levied in connection with the issuance and registration of the Securities, if a registration statement is necessary.

         4.2 Entire Agreement; Amendments. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         4.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (Florida time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (Florida time) on any date and earlier than 11:59 p.m. (Florida time) on such date, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

         4.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Seller and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         4.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         4.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Sellers. Except as set forth in Section 3.1(a), the Sellers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Purchaser. This provision shall not limit any Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

       4.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         4.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida as, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Florida as for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         4.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

         4.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         4.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         4.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, Seller will be entitled to specific performance of the obligations of the Purchaser under the Transaction Documents. The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.



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



                  IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                                 Trezac Corporation.


                                              By:______________________
                                                 Paul Taylor
                                                 President and CEO



On Behalf of Millagro SRL:



By:_______________________________________
             Mr. Iurie Bordian
Position:




On Behalf of the Selling Shareholders:




By:_______________________________________
             Mrs. Iulia Bordian





By:_______________________________________
             Mr. Iurie Bordian




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